UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 29, 2022

CHEMED CORPORATION

(Exact name of registrant as specified in its charter)

Delaware 1-8351 31-0791746

(State or other (Commission File Number) (I.R.S. Employer

jurisdiction of Identification

incorporation) Number)

2600 First Financial Center, 255 East 5th Street, Cincinnati, OH 45202

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(513) 762-6690

Title of each class	Trading Symbol	Name of each exchange on
which registered
Capital stock $1 par value	CHE	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 28, 2022, Chemed Corporation (“Chemed” or "we") entered into $550 million of amended and restated senior secured credit facilities (“Credit Facilities”). JPMorgan Chase Bank, N.A, acted as the Administrative Agent, and Lead-left Bookrunner and Joint Lead Arranger. Bank of America, N.A. acted as Co-Syndication agent and Joint Bookrunner/Lead Arranger. PNC Bank National Association was the Documentation Agent.

Terms of the Credit Facilities consist of a five-year $450 million revolving credit facility, a five-year $100 million term loan. The interest rate on the Credit Facilities has a floating rate that is generally the secured overnight financing rate (“SOFR”) plus an additional tiered rate which varies based on our current leverage ratio. An expansion feature is included in the Credit Facilities that provides Chemed the opportunity to increase its revolver and or term loan for an additional $250 million.

The foregoing summary of the Credit Facilities is qualified in its entirety by reference to the Fifth Amended and Restated Credit Agreement, dated as of June 28, 2022, a copy of which is attached hereto as Item 10.1.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth above under Item 1.01 is hereby incorporated by reference into this item 2.03

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1  Fifth Amended and Restated Senior Secured Credit Facility by and among Chemed Corporation, JP Morgan Chase Bank, National Association and other lenders thereto as of June 28, 2022.

99.1   Press Release, dated June 29, 2022, of Chemed Corporation, announcing entry into the Amended and Restated Credit Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMED CORPORATION

Date:	June 29, 2022	By:	/s/ Michael D. Witzeman
Michael D. Witzeman
Vice President and Controller